Exhibit 21.1
Subsidiaries of Group 1 Automotive, Inc.

Baron Development Company, LLC (KS)	Baron Leasehold, LLC (KS)	Bohn Holdings, Inc. (DE)

Bohn Holdings, LLC (DE)	Bohn Holdings-F, Inc. (DE)	Bohn-FII, LLC (DE)

Casa Chevrolet Inc. (NM)	Casa Chrysler Plymouth Jeep Inc. (NM)	Courtesy Ford, LLC (DE)

Chandlers Garage Holdings Limited (UK)	G1R Florida, LLC (DE)	G1R2 Florida, LLC (DE)

G1R-OC, LLC (DE)	GPI CA-SB, Inc. (DE)	GPI GA Liquidation, LLC (DE)

GPI KS-SV, LLC (DE)	GPI OK-SV, Inc. (DE)	GPI SC Holdings, Inc. (DE)

GPI SC-SV, LLC (DE)	GPI SC-TII, LLC (DE)	GPI SC-TL, LLC (DE)

GPI, Ltd. (TX)	Group 1 Associates Holdings, LLC (DE)	Group 1 Associates, Inc. (DE)

Group 1 Automotive UK Limited (UK)	Group 1 FL Holdings, Inc. (DE)	Group 1 Funding, Inc. (DE)

Group 1 Holdings B.V. (Netherlands)	Group 1 Holdings-DC, L.L.C. (DE)	Group 1 Holdings-F, L.L.C. (DE)

Group 1 Holdings-GM, L.L.C. (DE)	Group 1 Holdings-H, L.L.C. (DE)	Group 1 Holdings-N, L.L.C. (DE)

Group 1 Holdings-S, L.L.C. (DE)	Group 1 Holdings-T, L.L.C. (DE)	Group 1 LP Interests-DC, Inc. (DE)

Group 1 Realty, Inc. (DE)	Gulf Breeze Ford, LLC (DE)	Howard Ford, Inc. (DE)

Ira Automotive Group, LLC (DE)	Ivory Auto Properties of South Carolina, LLC (SC)	Koons Ford, LLC (DE)

Maxwell Chrysler Dodge Jeep, Inc. (DE)	Mike Smith Autoplex Buick, Inc. (TX)	Mike Smith Autoplex, Inc. (TX)

Mike Smith Autoplaza, Inc. (TX)	Mike Smith GM, Inc. (DE)	Mike Smith Motors, Inc. (TX)

Miller Automotive Group, Inc. (CA)	Miller Imports, Inc. (CA)	NY-FVII, Inc. (DE)

NY-SBII, Inc. (DE)	Prestige Chrysler Northwest, Inc. (DE)	Sunshine Buick Pontiac GMC Truck, Inc. (NM)

Tate CG, LLC (MD)	West Central Management Company, Inc. (DE)	Group 1 Automotive Reinsurance TWO, Ltd.
(Turks and Caicos, British West Indies)

Barons Farnborough Limited (UK) dba	Barons Hindhead Limited (UK) dba	Bob Howard Chevrolet, Inc. (OK) dba
Barons Farnborough	Barons Hindhead	Bob Howard Chevrolet

Bob Howard Dodge, Inc. (OK) dba	Bob Howard Nissan, Inc. (OK) dba	Chaperral Dodge, Inc. (DE) dba
Bob Howard Chrysler-Jeep-Dodge	Bob Howard Nissan	Dallas Dodge Chrysler Jeep

Danvers-N, Inc. (DE) dba	Danvers-NII, Inc. (DE) dba	Danvers-SU, LLC (DE) dba
Ira Nissan of Tewksbury	Ira Nissan Woburn	Ira Subaru

Danvers-TL, Inc. (DE) dba	GPI AL-N, Inc. (DE) dba	GPI AL-SB, LLC (DE) dba
Ira Lexus	Pat Peck Nissan	BMW of Mobile

GPI CA-DMII, Inc. (DE) dba	GPI GA-DM, Inc. (DE) dba	GPI LA-SH, LLC (DE) dba
Mercedes-Benz of Escondido	Mercedes-Benz of Augusta	Bohn Hyundai

GPI MS-H, Inc. (DE) dba	GPI MS-SK, Inc. (DE) dba	GPI NH-TL, Inc. (DE) dba
Pat Peck Honda	Pat Peck Kia	Lexus of Manchester

GPI SC-A, LLC (DE) dba	GPI SC-SB, LLC (DE) dba	GPI TX-SV, Inc. (DE) dba
Audi Columbia	BMW of Columbia	Metro Volkswagen

Howard-DCIII, LLC (DE) dba	Howard-H, Inc. (DE) dba	Howard-HA, Inc. (DE) dba
South Pointe Chrysler Jeep Dodge	Bob Howard Honda	Bob Howard Acura

Subsidiaries of Group 1 Automotive, Inc.

Howard-SB, Inc. (DE) dba	Key Ford, LLC (DE) dba	Kutz-N, Inc (DE) dba
BMW of Tulsa	World Ford Pensacola	Courtesy Nissan

Maxwell-GMII, Inc. (DE) dba	Maxwell-N, Inc. (DE) dba	Maxwell-NII, Inc. (DE) dba
Freedom Chevrolet	Town North Nissan	Round Rock Nissan

McCall-F, Inc. (DE) dba	McCall-H, Inc. (DE) dba	McCall-HA, Inc. (DE) dba
Sterling McCall Ford	Sterling McCall Honda	Sterling McCall Acura

McCall-N, Inc. (DE) dba	Mike Smith Automotive-H, Inc. (DE) dba	Mike Smith Automotive-N, Inc. (TX) dba
Sterling McCall Nissan	Mike Smith Honda	Mike Smith Nissan

Mike Smith Autoplex Dodge, Inc. (TX) dba	Mike Smith Autoplex-German Imports, Inc. (TX) dba	Miller Infiniti, Inc. (CA) dba
Mike Smith Chrysler Jeep Dodge	Mike Smith Mercedes-Benz	Miller Infiniti

Miller Nissan, Inc. (CA) dba	NJ-DM, Inc. (DE) dba	NJ-H, Inc. (DE) dba
Miller Nissan	Mercedes-Benz of Freehold	Honda of Freehold

NJ-HA, Inc. (DE) dba	NJ-HAII, Inc. (DE) dba	NJ-HII, Inc. (DE) dba
Elite Acura	Boardwalk Acura	Boardwalk Honda

NJ-SB, Inc. (DE) dba	NJ-SV, Inc. (DE) dba	NY-DM, Inc. (DE) dba
BMW of Atlanta City	Volkswagen of Freehold	Mercedes-Benz of Massapequa

Rockwall Automotive-F, Inc. (DE) dba	Bob Howard Automotive-East, Inc. (OK) dba	Bob Howard Motors, Inc. (OK) dba
Rockwall Ford	South Pointe Chevrolet	Bob Howard Scion
	South Pointe Truck Annex	Bob Howard Toyota

Chandlers Garage (Brighton) Limited (UK) dba	Chandlers Garage (Hailsham) Limited (UK) dba	Chandlers Garage Worthing Limited (UK) dba
Chandlers Brighton BMW	Chandlers Hailsham BMW	Chandlers Worthing BMW
Chandlers Brighton MINI	Chandlers Hailsham MINI	Chandlers Worthing MINI

Danvers-SB, Inc. (DE) dba	GPI Atlanta-F, Inc. (GA) dba	GPI CA-NIII, Inc. (DE) dba
BMW of Stratham	Stone Mountain Ford	Miller’s Performance Nissan
Ira BMW of Stratham	World Ford Stone Mountain	Performance Nissan

GPI CA-TII, Inc. (DE) dba	GPI KS-SB, Inc. (DE) dba	GPI MD-SB, Inc. (DE) dba
Miller Scion of Anaheim	Baron BMW	BMW of Annapolis
Miller Toyota of Anaheim	Baron MINI	MINI of Annapolis

GPI MS-N, Inc. (DE) dba	GPI SC-T, LLC (DE) dba	Harvey GM, LLC (DE) dba
Gulfport Used Car Outlet	Scion of Rock Hill	Don Bohn Buick GMC
Pat Peck Nissan	Toyota of Rock Hill	Don Bohn Superstore

Howard-GM, Inc. (DE) dba	Lubbock Motors, Inc. (DE) dba	Lubbock Motors-SH, Inc. (DE) dba
Bob Howard Buick GMC	The Credit Connection	Gene Messer Hyundai
Bob Howard GMC Truck	The Credit Connection of Amarillo	Gene Messer Kia

Lubbock Motors-T, Inc.(DE) dba	Maxwell Ford, Inc. (DE) dba	McCall-T, Inc. (DE) dba
Gene Messer Scion	Maxwell Ford	Sterling McCall Scion
Gene Messer Toyota	Maxwell Ford Supercenter	Sterling McCall Toyota

McCall-TII, Inc. (DE) dba	Mike Smith Imports, Inc. (TX) dba	Millbro, Inc. (CA) dba
Fort Bend Scion	BMW of Beaumont	Miller Honda - Culver City
Fort Bend Toyota	Mike Smith BMW	Miller Honda

Subsidiaries of Group 1 Automotive, Inc.

Miller Family Company, Inc. (CA) dba	Danvers-S, Inc. (DE) dba	Danvers-T, Inc. (DE) dba
Miller Honda	Ira Audi	Ira Scion
Miller Honda -Van Nuys	Ira Mazda	Ira Toyota
	Ira Porsche	Ira Toyota of Danvers

Danvers-TIII, Inc. (DE) dba	FMM, Inc. (CA) dba	GPI Atlanta-T, Inc. (DE) dba
Ira Scion III	Miller Scion	World Scion
Ira Toyota III	Miller Toyota - Culver City	World Toyota
Ira Toyota of Milford	Miller Toyota	World Toyota Collision & Glass Center

GPI NH-T, Inc. (DE) dba	Harvey Ford, LLC (DE) dba	Harvey Operations-T, LLC (DE) dba
Ira Lexus of Manchester	Don Bohn Ford	Bohn Brothers Quality Select Used Cars
Ira Scion of Manchester	Don Bohn Ford Lincoln	Bohn Brothers Scion
Ira Toyota of Manchester	Don Bohn Superstore	Bohn Brothers Toyota

Lubbock Motors-GM, Inc. (DE) dba	NY-FV, Inc. (DE) dba	NY-SB, Inc. (DE) dba
Gene Messer Accessories	Hassel Auto Group	Hassel Auto Group
Gene Messer Chevrolet	Hassel Volvo	Hassel BMW
Gene Messer Chevrolet Collision Center	Hassel Volvo Glen Cove	Hassel MINI

Rockwall Automotive-DCD, Ltd. (TX) dba	Jim Tidwell Ford, Inc. (DE) dba	GPI SAC-T, Inc. (DE) dba
Rockwall Chrysler Jeep	Group 1 Atlanta	Folsom Lake Scion
Rockwall Chrysler-Jeep Dodge	Group 1 Automotive - Southeast Region	Folsom Lake Toyota
Rockwall Dodge	Jim Tidwell Ford	Folsom Lake Toyota Collision Center
Folsom Lake Used Car Outlet

Howard-GM II, Inc. (DE) dba	Lubbock Motors-S, Inc. (DE) dba	Miller-DM, Inc. (DE) dba
Bob Howard PDC	Gene Messer Mitsubishi	Beverly Hills, Ltd.
Howard Parts Distribution Center	Gene Messer Used Cars	Mercedes-Benz of Beverly Hills
Smicklas Chevrolet	Gene Messer Value Lot Wolfforth	Miller’s Mercedes-Benz of Beverly Hills
Smicklas PDC	Gene Messer Volkswagen	smart center Beverly Hills

Danvers-TII, Inc. (DE) dba	GPI SD-DC, Inc. (DE) dba	Lubbock Motors-F, Inc. (DE) dba
Ira Scion II	Rancho Auto Group	Gene Messer Ford
Ira Scion of Tewksbury	Rancho Chrysler	Gene Messer Ford Lincoln
Ira Toyota II	Rancho Chrysler Jeep Dodge	Gene Messer Lincoln
Ira Toyota II / Scion II	Rancho Dodge	Gene Messer Value Lot
Ira Toyota of Tewksbury	Rancho Jeep	The Credit Connection

McCall-TL, Inc. (DE) dba	Advantagecars.com, Inc. (DE) dba	McCall-SB Inc. (DE) dba
Lexus of Clear Lake	Advantage Car Sales	Advantage BMW
SMR Auto Glass	Advantage Cars	Advantage BMW Midtown
Sterling McCall Lexus	Advantagecars	Advantage BMW of Clear Lake
Sterling McCall Restoration Center	Advantagecars.com	Advantage MINI of Clear Lake
Sterling McCall Collision Center of Clear Lake	Sterling McCall Hyundai	BMW of Clear Lake
	Sterling McCall Fiat	MINI of Clear Lake

Amarillo Motors-F, Inc. (DE) dba
Gene Messer Ford
Gene Messer Ford Lincoln
Gene Messer Ford Lincoln and Mazda of Amarillo
Gene Messer Ford Lincoln of Amarillo
Gene Messer Ford of Amarillo
Gene Messer Ford Value Lot
Gene Messer Lincoln
Gene Messer Lincoln of Amarillo
Gene Messer Mazda
Gene Messer Mazda of Amarillo